Exhibit 99.1
For Immediate Release
VNUS Medical Technologies Announces Deferral of Revenue From
Radiofrequency Generator Sales During the Third and Fourth Quarters of 2006
SAN JOSE, Calif.—September 7, 2006 —VNUS® Medical Technologies, Inc. (Nasdaq:VNUS), a leading provider of medical devices for the minimally invasive treatment of peripheral vascular disease, today announced that it expects to defer revenue from radiofrequency (RF) generator sales during the third and fourth quarters of 2006.
VNUS began promoting the features and benefits of its new ClosureFast™ device during the third quarter of 2006 and currently expects to begin commercial sales of the ClosureFast catheter in the first quarter of 2007. The company continues to sell the current RF generator, which is fully functional with its ClosurePlus™ and ClosureRFS™ catheters. However, a software upgrade, which has not yet been released, is required for it to function with the new ClosureFast catheter. VNUS expects to ship RF generators with this new software in the first quarter of 2007. VNUS also expects to begin delivering the software upgrade for generators in the field in the first quarter of 2007.
Management believes that the sale of RF generators with the promise of a future substantive software upgrade constitutes a multiple-element sale. At the time of an RF generator sale, the software upgrade will be an undelivered element and will have no established fair value. Therefore, management believes that the correct accounting treatment for recognizing revenue from these multiple-element sales is to defer revenue from the entire sale until the software upgrade is delivered to the customer. Management expects that when the software upgrade is delivered to customers, the revenue from RF generator sales that had been deferred will be recognized.
The deferral of revenue from certain RF generator sales was not anticipated when the company issued guidance for the third and fourth quarters of 2006 in its press release dated August 2, 2006. As a result, that guidance is no longer in effect and should not be relied upon by investors. The company will not issue new guidance for the third quarter of 2006 but expects to report on RF generator placements and issue revised guidance for the fourth quarter of 2006 when it announces third-quarter 2006 results on November 1, 2006.
About VNUS Medical Technologies, Inc.
VNUS is a leading provider of medical devices for the minimally invasive treatment of peripheral vascular disease, including venous reflux, a progressive condition caused by incompetent vein valves in the leg. VNUS sells the Closure® system, which consists of a proprietary radiofrequency (RF) generator and proprietary disposable endovenous catheters and devices to treat diseased veins through the application of temperature-controlled RF energy. For more information, please visit the corporate website at www.vnus.com.
Forward-Looking Statements
In addition to statements of historical facts or statements of current conditions, VNUS has made forward-looking statements in this press release. Words such as “expects,” and “believes,” or variations of such words and similar expressions, are intended to identify such forward-looking statements in this press release, including the statements regarding the expected delivery of enhanced RF generator functionality and expected recognition of revenue. Actual results may differ materially from current expectations based on a number of factors. The reader is cautioned not to unduly rely on these forward-looking statements. VNUS expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.
Additional information concerning VNUS can be found in press releases issued by VNUS and VNUS’ periodic public filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q filed with the SEC on August 11, 2006 and its Annual Report on Form 10-K filed with the SEC on March 14, 2006. Copies of VNUS’ press releases and additional information about VNUS are available on the corporate website at www.vnus.com.
Contact:
Tim Marcotte
Vice President, Finance and Administration
Chief Financial Officer
(408) 360-7499
ir@vnus.com